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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-4 No. 333-30746) and related Proxy Statement/Prospectus of National Commerce Bancorporation and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements of National Commerce Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                    /s/       Ernst & Young LLP

Memphis, Tennessee
March 31, 2000